Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

                                                                        Page

Saucony, Inc.

Report of Independent Registered Public Accounting Firm                  2

Consolidated Balance Sheets as of December 31, 2004 and January 2, 2004  3

Consolidated Statements of Income for the years ended December 31,       4
2004, January 2, 2004 and January 3, 2003

Consolidated Statements of Stockholders' Equity for the years ended      5
December 31, 2004, January 2, 2004 and January 3, 2003

Consolidated Statements of Cash Flows for the years ended December 31,   7
2004, January 2, 2004 and January 3, 2003

Notes to Consolidated Financial Statements                               8

REPORT  OF INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Saucony, Inc.
Peabody, Massachusetts

We have audited the accompanying consolidated balance sheets of Saucony, Inc. and subsidiaries (the "Company") as of December 31, 2004 and January 2, 2004, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Saucony, Inc. and subsidiaries as of December 31, 2004 and January 2, 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 16, 2005

                          SAUCONY, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                   AS OF DECEMBER 31, 2004 AND JANUARY 2, 2004

               (in thousands, except share and per share amounts)

                                     ASSETS

                                                         December 31,January 2,
                                                             2004       2004
                                                             ----       ----
Current assets:
  Cash and cash equivalents.................................$12,042   $41,781
  Short-term investments ...................................20,694      5,788
  Accounts receivable, net of allowance for doubtful accounts
   and discounts (2004,$1,181; 2003,$1,108).................22,485     19,167
  Inventories ..............................................25,645     22,421
  Deferred income taxes..................................... 2,455      2,126
  Prepaid expenses and other current assets................. 1,316      1,518
                                                            ------    -------
   Total current assets.....................................84,637     92,801
                                                            ------    -------

Property, plant and equipment, net ......................... 9,570      6,201
                                                            ------    -------

Other assets:
  Goodwill..................................................   912        912
  Deferred charges, net.....................................    91        124
  Other..................................................... 1,047        650
                                                            ------    -------
   Total other assets....................................... 2,050      1,686
                                                            ------    -------

Total assets................................................$96,257   $100,688
                                                            =======   ========


                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of capitalized lease obligations..........$   63    $    --
  Accounts payable..........................................10,484      9,259
  Accrued expenses and other current liabilities............11,249      9,733
  Environmental accrual..................................... 2,275         --
                                                            ------    -------
     Total current liabilities..............................24,071     18,992
                                                            ------    -------

Long-term obligations:
  Capitalized lease obligations, net of current portion.....   138         --
  Other.....................................................   932        520
  Deferred income taxes..................................... 1,964      1,802
                                                            ------    -------
     Total long-term obligations............................ 3,034      2,322
                                                            ------    -------

Commitments and contingencies

Minority interest in consolidated subsidiary................   461        320
                                                            ------    -------

Stockholders' equity:
  Preferred stock, $1.00 par value per share;
     authorized 500,000 shares;  none issued................   --          --
  Common stock:
   Class A, $.333 par value per share;
     authorized 20,000,000 shares
     (issued 2004, 2,520,647 and 2003, 2,711,129)...........   840        904
   Class B, $.333 par value per share;
     authorized 20,000,000 shares
     (issued 2004, 4,094,445 and 2003, 4,210,560)........... 1,365      1,403
  Additional paid-in capital................................18,049     19,010
  Retained earnings.........................................46,693     63,655
  Accumulated other comprehensive income.................... 1,744        505
  Common stock held in treasury, at cost
   (January 2, 2004, Class A, 190,480, Class B, 582,326)....    --     (6,423)
                                                            ------    -------
     Total stockholders' equity.............................68,691     79,054
                                                            ------    -------
Total liabilities and stockholders' equity.................$96,257   $100,688
                                                           =======   ========

            The accompanying notes are an integral part of these
                     consolidated financial statements

                          SAUCONY, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                    FOR THE FISCAL YEARS ENDED DECEMBER 31, 2004,
                      JANUARY 2, 2004 AND JANUARY 3, 2003

                    (in thousands, except per share amounts)


                                                    2004     2003      2002
                                                    ----     ----      ----


Net sales........................................$166,152  $136,066 $133,196
Other revenue.....................................    524      379       303
                                                  -------   ------   -------
Total revenue.....................................166,676   136,445  133,499
                                                  -------   -------  -------

Costs and expenses:
  Cost of sales................................... 98,209   83,613    87,350
  Selling expenses................................ 21,695   18,574    17,790
  General and administrative expenses............. 26,320   21,625    19,488
  Environmental charge............................  2,275       --        --
  Plant closing and other credits ................     --      (35)      (72)
  Gain on sale of former manufacturing facility...     --     (329)       --
                                                  -------   -------  -------
  Total costs and expenses........................148,499   123,448  124,556
                                                  -------   -------  -------
Operating income.................................. 18,177   12,997     8,943
Non-operating income (expense):
  Interest income.................................    314      245       332
  Interest expense................................     (8)      (5)       (5)
  Foreign currency (losses) gains.................   (734)     288        20
  Other...........................................     10       49        (9)
                                                  -------   ------   --------
Income before income taxes and minority interest.. 17,759   13,574     9,281
Provision for income taxes........................  7,237    4,940     3,865
Minority interest in income of
  consolidated subsidiary.........................    104      146       173
                                                  -------   ------   -------
Net income........................................$10,418   $8,488   $ 5,243
                                                  =======   ======   =======

Earnings per share:
  Basic:
   Class A common stock...........................$  1.51   $  1.31  $   0.81
                                                  =======   =======  ========
   Class B common stock...........................$  1.66   $  1.44  $   0.89
                                                  =======   =======  ========
  Diluted:
   Class A common stock...........................$  1.38   $  1.26  $   0.80
                                                  =======   =======  ========
   Class B common stock...........................$  1.52   $  1.38  $   0.88
                                                  =======   =======  ========

Weighted-average shares outstanding:
  Basic:
   Class A common stock...........................  2,521    2,521     2,563
   Class B common stock...........................  3,972    3,583     3,544
                                                  -------   ------   -------
   Total..........................................  6,493    6,104     6,107
                                                  =======   ======   =======
  Diluted:
   Class A common stock...........................  2,521    2,521     2,563
   Class B common stock...........................  4,559    3,850     3,623
                                                  -------   ------   -------
   Total..........................................  7,080    6,371     6,186
                                                  =======   ======   =======

Cash dividends per share of common stock:
  Class A common stock............................$  4.200  $ 0.120  $  0.000
                                                  ========  =======  ========
  Class B common stock............................$  4.220  $ 0.132  $  0.000
                                                  ========  =======  ========



               The accompanying notes are an integral part of these
                        consolidated financial statements

                         SAUCONY, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE FISCAL YEARS ENDED DECEMBER 31, 2004,
                        JANUARY 2, 2004 AND JANUARY 3, 2003

                          (in thousands, except share amounts)

                                           Additional
                             Common Stock   Paid-in  Retained   Treasury Stock
                            Class A Class B Capital  Earnings  Shares   Amount
                            ------- ------- -------  --------  ------   ------
Balance, January 4, 2002......$904   $1,346  $17,398  $50,702  665,976  $(5,417)

Issuance of 68,944 shares
  of common stock upon
  exercise of stock options
  and the employee
  stock purchase plan.........  --       23      306       --       --      --
Stock compensation
  on stock warrants...........  --       --       44       --       --      --
Amortization of
  unearned compensation.......  --       --       --       --       --      --
Tax benefit related to
  stock options...............  --       --       21       --       --      --
Repurchase of 94,830
  shares of common stock,
  at cost.....................  --       --       --       --   94,830     (880)
Interest income on notes
  receivable..................  --       --       --       --       --      --
Payment of principal and
  interest on notes
  receivable..................  --       --       --       --       --      --
Net income....................  --       --       --    5,243       --      --
Foreign currency translation
  adjustments.................  --       --       --       --       --      --
                              -----   -----    -----    -----    -----    ----
Balance, January 3, 2003...... $904  $1,369  $17,769  $55,945  760,806  $(6,297)


Issuance of 104,217 shares
  of common stock upon
  exercise of stock options
  and the employee
  stock purchase plan..........  --      34      610       --       --      --
Stock compensation
  on stock warrants............  --      --      469       --       --      --
Amortization of
  unearned compensation........  --      --       --       --       --      --
Tax benefit related to
  stock options................  --      --      162       --       --      --
Repurchase of 12,000 shares
  of common stock,
  at cost......................  --      --       --       --   12,000    (126)
Net income.....................  --      --       --    8,488       --      --
Dividends .....................  --      --       --     (778)      --      --
Foreign currency
  translation adjustments......  --      --       --       --       --      --
                              -----   -----    -----    -----    -----   -----
Balance, January 2, 2004.......$904  $1,403  $19,010  $63,655  772,806 $(6,423)


Issuance of 423,179 shares
  of common stock upon
  exercise of stock options
  and the employee
  stock purchase plan..........  --     141    3,615       --      --       --
Issuance of 50,250 shares
  of common stock upon
  exercise of warrants.........  --      17      335       --      --       --
Treasury stock retirement...... (64)   (196)  (6,305)      -- (780,024)  6,565
Tax benefit related
  to stock options.............  --      --    1,394       --      --       --
Repurchase of 7,218 shares
  of common stock,
  at cost......................  --      --       --       --    7,218    (142)
Net income.....................  --      --       --   10,418       --      --
Dividends .....................  --      --       --  (27,380)      --      --
Foreign currency
  translation adjustments......  --      --       --       --       --      --
                              -----   -----    -----    -----    -----   -----
Balance, December 31, 2004.....$840  $1,365  $18,049  $46,693       --   $  --
                               ====  ======  =======  =======     ====   =====





                The accompanying notes are an integral part of
                  these consolidated financial statements

                         SAUCONY, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY, CONTINUED
                  FOR THE FISCAL YEARS ENDED DECEMBER 31, 2004,
                        JANUARY 2, 2004 AND JANUARY 3, 2003

                     (in thousands, except share amounts)

                                             Accumulated
                                             Other         Total
                           Note    Unearned  Compre-       Stock-    Compre-
                          Receiv-  Compen-   hensive       holders'  hensive
                           able     sation   Income(Loss)  Equity   Income(Loss)

Balance, January 4, 2002...$(303)   $(167)   $(1,301)      $63,162     $(1,449)

Issuance of 68,944
  shares of common
  stock upon exercise
  of stock options
  and the employee
  stock purchase plan.......  --       --        --            329          --
Stock compensation
  on stock warrants.........  --       --        --             44          --
Amortization of
  unearned compensation.....  --       43        --             43          --
Tax benefit related
  to stock options..........  --       --        --             21          --
Repurchase of 94,830
  shares of common
  stock, at cost............  --       --        --           (880)         --
Interest income on
  note receivable...........  (9)      --        --             (9)         --
Payment of principal
  and interest on
  notes receivable.......... 312       --        --            312          --
Net income..................  --       --        --          5,243       5,243
Foreign currency
  translation
  adjustments...............  --        --       431           431         431
                            -----    ------   ------        ------      ------


Balance, January 3, 2003....$ --     $(124)    $(870)      $68,696      $5,674


Issuance of 104,217
  shares of common stock
  upon exercise of stock
  options and the employee
  stock purchase plan.......  --        --        --           644          --
Stock compensation
  on stock warrants.........  --        --        --           469          --
Amortization of
  unearned compensation.....  --       124        --           124          --
Tax benefit related
  to stock options..........  --        --        --           162          --
Repurchase of 12,000
  shares of common stock,
  at cost...................  --        --        --          (126)         --
Net income..................  --        --        --         8,488       8,488
Dividends...................  --        --        --          (778)         --
Foreign currency
  translation adjustments...  --        --     1,375         1,375       1,375
                            ----      ----    ------         -----       -----

Balance, January 2, 2004....$ --      $ --      $505       $79,054      $9,863

Issuance of 423,179
  shares of common stock
  upon exercise of stock
  options and the employee
  stock purchase plan.......  --        --        --         3,756          --
Issuance of 50,250 shares
  of common stock upon
  exercise of warrants......  --        --        --           352          --
Treasury stock retirement...  --        --        --            --          --
Tax benefit related
  to stock options..........  --        --        --         1,394          --
Repurchase of 7,218
  shares of common stock,
  at cost...................  --        --        --          (142)         --
Net income..................  --        --        --        10,418      10,418
Dividends ..................  --        --        --       (27,380)         --
Foreign currency
  translation adjustments...  --        --     1,239         1,239       1,239
                            ----      ----     -----         -----       -----

Balance, December 31, 2004..$ --      $ --    $1,744       $68,691     $11,657
                            ====      ====    ======       =======     =======





              The accompanying notes are an integral part of
                 these consolidated financial statements

                        SAUCONY, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE FISCAL YEARS ENDED DECEMBER 31, 2004,
                      JANUARY 2, 2004 AND JANUARY 3, 2003

                                 (in thousands)


                                                    2004       2003      2002
                                                    ----       ----      ----

Cash flows from operations:
  Net income ......................................$10,418    $8,488    $5,243
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Plant closing and other credits ................    --        (35)     (123)
   Depreciation and amortization................... 1,534      1,337     1,597
   Provision for bad debt and discounts............ 6,014      5,019     4,752
   Environmental charge............................ 2,275         --        --
   Deferred income tax (benefit) provision.........  (167)      (267)       91
   Compensation from stock grants and options......    --        593        87
   Tax benefit from stock options.................. 1,394        162        --
   Litigation settlement benefit...................    --       (566)       --
   Minority interest in income of
      consolidated subsidiaries....................   104        146       173
   Gain on sale of former manufacturing facility...    --       (329)       --
   Other...........................................    (8)         3       (20)
Changes in operating assets and liabilities:
(Increase) decrease in assets:
  Accounts receivable..............................(9,028)    (7,528)   (5,374)
  Inventories......................................(2,702)     6,163     1,848
  Prepaid expenses and other current assets........   218       (225)       45
Increase (decrease) in liabilities:
  Accounts payable................................. 1,179        638     1,862
  Accrued expenses................................. 1,009      1,567     1,295
  Income taxes.....................................   340       (121)    1,754
                                                   ------     -------   ------
Total adjustments.................................. 2,162      6,557     7,987
                                                   ------     ------    ------
Net cash provided by operating activities..........12,580     15,045    13,230
                                                   ------     ------    ------

Cash flows from investing activities:
  Purchases of property, plant and equipment.......(4,541)    (1,667)     (777)
  Change in deposits and other.....................   (58)      (159)      193
  Purchases of short-term investments.............(31,648)    (5,769)       --
  Sales of short-term investments..................16,699         --        --
  Proceeds from the sale of property,
     plant and equipment...........................    28        686        90
  Share purchase - Saucony Canada, Inc.............    --       (547)       --
  Proceeds from the sale of marketable securities..    --         --       197
                                                   ------     ------    ------
Net cash used by investing activities.............(19,520)    (7,456)     (297)
                                                  --------    -------   -------

Cash flows from financing activities:
  Repayment of long-term debt
      and capital lease obligations...............    (59)       --        (88)
  Common stock repurchased.........................    --       (126)     (880)
  Issuances of common stock, stock option exercises 3,614        644       329
  Issuances of common stock, warrant exercises.....   352         --        --
  Dividends on common stock.......................(27,289)      (518)       --
  Debt financing costs.............................    --         --       (87)
  Receipt of payment on notes receivable...........    --         --       312
                                                   ------     ------    ------
Net cash used by financing activities.............(23,382)        --      (414)
Effect of exchange rate changes on cash
   and cash equivalents............................   583       (291)     (263)
                                                   ------     -------    ------
Net (decrease) increase in cash
   and cash equivalents...........................(29,739)     7,298    12,256
Cash and cash equivalents at beginning of period...41,781     34,483    22,227
                                                   ------     ------    ------
Cash and cash equivalents at end of period........$12,042    $41,781   $34,483
                                                  =======    =======   =======


             The accompanying notes are an integral part of
                  these consolidated financial statements

                         SAUCONY, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     For the Years Ended December 31, 2004, January 2, 2004 and January 3, 2003

     (in thousands, except percentages, employee data and per share amounts)


1.   Summary of Significant Accounting Policies
     ------------------------------------------

     Business Activity
     -----------------

     The Company designs, develops and markets performance-oriented athletic footwear, athletic apparel and casual leather footwear. The Company markets its products principally to domestic and international retailers and distributors.

     Reporting Period
     ----------------

     The Company's fiscal year ends on the first Friday falling on or after December 31, resulting in fiscal years of 52 or 53 weeks. The consolidated financial statements and notes for 2004, 2003 and 2002 represent the fiscal years ended December 31, 2004, January 2, 2004 and January 3, 2003, respectively. There were 52 weeks in each of fiscal 2004, fiscal 2003 and fiscal 2002.

     Principles of Consolidation
     ---------------------------

     The consolidated financial statements include the accounts of Saucony, Inc. and all of its wholly owned and majority-owned subsidiaries.

     All intercompany accounts and transactions have been eliminated in consolidation.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition
     -------------------

     Revenue is recognized from product sales when title passes and all the rewards and risk of loss have been transferred and all the criteria for revenue recognition described in SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements", are met. Sales and related costs of sales are recognized upon shipment when title and all the rewards and risks of loss have been transferred to the buyer, there are no uncertainties regarding acceptance, there exists persuasive evidence of an arrangement, the sales price is fixed or determinable and collection of the related accounts receivable is reasonably assured. Title passes upon shipment or upon receipt by the customer. Retail store revenues are recorded at the time of sale. Royalty revenue is recognized as earned for the terms of our license agreements.

     The Company records a provision for defective product returns and other allowances related to current period product revenue based upon past experience and the receipt of notification of pending returns.

     Co-operative Advertising
     ------------------------

     The Company engages in cooperative advertising programs with retailers whereby retailers receive reimbursement for the cost of advertising and promoting the Company's products. In accordance with Emerging Issues Task Force ("EITF") Issue 01-09, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)", cooperative advertising costs are accounted for as a selling expense provided that the cooperative advertising costs meet the requirements defined in EITF 01-09. EITF 01-09 requires the Company to account for consideration given to a retailer as a reduction of revenue unless the Company receives an identifiable benefit, which is separable from the retailer's original purchase, in exchange for the consideration and can reasonably estimate the fair value of this benefit and receives documentation from the retailer to support the amounts spent. For the arrangements that do not meet these requirements, the cooperative advertising costs are accounted for as a reduction of net sales. During fiscal 2004, 2003 and 2002 the Company recorded $1,105, $1,160 and $1,469 respectively, of cooperative advertising expense in selling expenses and recorded $738, $303 and $0, respectively of cooperative advertising as a reduction of net sales. As of December 31, 2004 and January 2, 2004, the Company accrued $1,281 and $1,002, respectively, for cooperative advertising not reimbursed to retailers.

     Volume Incentive Rebate Programs
     --------------------------------

     The Company provides volume incentive rebates to certain retailers. Retailers receive a volume incentive rebate equal to a specified percentage of shipments to the retailer provided that the retailer achieves a cumulative level of revenue transactions with the Company. In accordance with EITF Issue 01-09, the Company recognizes the rebate obligation as a reduction of net sales based on a systematic and rational allocation of the cost of honoring the rebates earned and claimed to each of the underlying revenue transactions that results in progress by the retailer toward earning the rebate. During fiscal 2004 and 2003 the Company recorded $1,442 and $522, respectively of volume incentive rebates as reduction of net sales. As of December 31, 2004 and January 2, 2004, our volume incentive rebate reserves totaled $843 and $442, respectively. The Company did not provide volume incentive rebates in fiscal 2002.

     Vendor Allowances
     -----------------

     The Company receives funds from footwear manufacturers associated with volume purchase rebates. The allowances have underlying contractual commitments and are recognized by the Company as they are earned. In accordance with EITF Issue 02-16, vendor allowances are earned as related inventory is sold and over the contractual term of the allowance. The Company recognizes vendor allowances as a reduction in cost of sales. During fiscal 2004 and 2003, the Company recorded $639 and $60, respectively, of vendor allowances as a reduction of cost of goods sold.

     Shipping and Handling Revenues and Expenses
     -------------------------------------------

     Shipping and handling costs are accounted for in accordance with EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." Amounts billed to customers for shipping and handling are recorded in net sales and the related costs are included in cost of sales.

     Revenues of $1,363, $1,196 and $1,117 from customers for shipping and handling are included in net sales in the accompanying consolidated statements of income for fiscal year 2004, 2003 and 2002, respectively. Related costs of $1,280, $1,055 and $1,059 are included in cost of sales for fiscal year 2004, 2003, and 2002, respectively.

     Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents include all short-term deposits with an original maturity of three months or less.

     Short-Term Investments
     ----------------------

     Short-term investments consist primarily of obligations of United States governmental agencies, state and municipal bonds, and commercial paper with original maturities of 91 days to one year. The securities are classified as available for sale securities, which are carried at fair value based upon the quoted market prices of those investments at December 31, 2004. Net realized gains and losses are included in the determination of net income and are reported in non-operating income. Inventories

     Inventories include materials, labor and overhead and are stated at lower of cost or market. Cost is determined using the first-in, first-out "FIFO" method. Inventories are regularly reviewed and, where necessary, provisions to reduce the inventory to its estimated net realizable value are recorded based on the Company's forecast of product demand, selling price and market conditions.

     Property, Plant and Equipment
     -----------------------------

     Land, buildings and equipment, including significant improvements to existing facilities, are recorded at cost. The assets are depreciated over their estimated useful lives or lease terms, if shorter, using the straight-line method. The estimated useful lives of the assets are: 33 years for buildings, 15 years for building improvements and three to fifteen years for machinery and equipment. Major additions and betterments are capitalized. Maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of all property, plant and equipment retired or otherwise disposed of are removed from the accounts. Gains or losses resulting from the retirement or disposition of property, plant and equipment are included in income from operations.

     Deferred Charges
     ----------------

     Deferred charges consist primarily of acquired software licenses, trademarks and debt financing costs. Software licenses and trademarks are amortized over five years. Debt financing costs are amortized over the two year term of the financing agreement, using the effective interest rate method.

     Deferred charges are amortized over their estimated useful lives which range from two to five years. The Company has recorded no intangible assets with indefinite lives other than goodwill. The Company reviews deferred charges when indications of potential impairment exist, such as a significant reduction in cash flows associated with the assets. Deferred charges as of December 31, 2004 and January 2, 2004 are as follows:

                                       2004                       2003
                              ---------------------      ----------------------
                                    Accumulated                 Accumulated
                              Cost Amortization Net       Cost Amortization Net
                              ---- ------------ ---       ---- ------------ ---

       Software licenses......$1,135  $(1,057) $ 78      $1,060   $ (992)  $ 68
       Capitalized debt
         financing costs......   87      (87)    --          87      (76)    11
       Other..................  444     (431)    13         444     (399)    45
                              -----   -------  ----      ------   -------  ----
       Total..................$1,666  $(1,575) $ 91      $1,591   $(1,467) $124
                              ======  ======== ====      ======   ======== ====

     Amortization of deferred charges was $108, $149 and $117, respectively, in fiscal 2004, fiscal 2003 and fiscal 2002.

     The estimated future amortization expense of deferred charges is as follows:

           2005.....................$ 44
           2006.....................  16
           2007.....................  15
           2008.....................  15
           2009 and thereafter......   1
                                    ----
           Total....................$ 91
                                    ====



     Goodwill
     --------

     Goodwill represents the excess of the purchase price over the estimated fair value of the net assets of the acquired business.

     The Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", (SFAS 142), on January 5, 2002. Under SFAS 142, the amortization of goodwill ceased and the Company assesses the realizability of this asset annually and whenever events or changes in circumstances indicate that it may be impaired. The Company estimates the fair value of its reporting units by using forecasts of discounted cash flows.

     The Company completed annual tests for impairment at December 31, 2004 and January 2, 2004 and determined that goodwill was not impaired.

     Cost of Sales
     -------------

     Cost of sales includes costs related to the manufacture of the Company's products including the product costs, import duties, inbound freight costs, receiving, inspection, procurement, production planning, operations management, warehousing costs, freight to customers, internal transfer freight costs and other distribution costs.

     Selling Expenses
     ----------------

     Selling expenses include advertising costs, sales commissions, sales and marketing administration costs (including payroll and related benefits), product samples, travel and entertainment related expenses, athlete sponsorship costs, cooperative advertising programs, account specific promotion costs and costs to participate at expositions and trade shows, public relations, product literature, package design expense and market research costs.

     General and Administrative Expenses
     -----------------------------------

     General and administrative expenses include administration payroll costs and related benefits, depreciation and amortization, insurance, professional and other consulting fees, legal fees, bad debt expense and costs related to temporary administrative staff.

     Retail Store Construction Allowances and Pre-operating Costs
     ------------------------------------------------------------

     Commencing in fiscal 2004 construction allowances received upon entering into certain store leases are recognized on a straight-line basis as a reduction to rent expense over the original lease term. Prior years have not been restated due to its immateriality. The Company expenses all of the costs that are incurred prior to the opening of new retail stores as they occur.

     Income Taxes
     ------------

     Income taxes are provided for the amount of taxes payable or refundable in the current year and for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. As a result of recognition and measurement differences between tax laws and financial accounting standards, temporary differences arise between the amount of taxable income and pretax financial income for a year and the tax bases of assets or liabilities and their reported amount in the financial statements. The deferred tax assets and liabilities reported as of December 31, 2004 and January 2, 2004 reflect the estimated future tax effects attributable to temporary differences and carry forwards based on the provisions of enacted tax law. See Note 14 for further discussion on income taxes.


     Earnings per Share
     ------------------

     The Company presents basic and diluted earnings per share using the two-class method. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock according to dividends declared and participation rights in undistributed earnings.

     Basic earnings per share for the Company's Class A and Class B common stock is calculated by dividing net income by the weighted average number of shares of Class A and Class B common stock outstanding. Diluted earnings per share for the Company's Class A and Class B common stock is calculated similarly, except that the calculation includes the dilutive effect of the assumed exercise of options issuable under the Company's stock incentive plans and the assumed exercise of stock warrants.

     Net income available to the Company's common stockholders is allocated among our two classes of common stock, Class A common stock and Class B common stock. The allocation among each class was based upon the two-class method. Under the two-class method, earnings per share for each class of common stock are presented. See Note 12 for the calculation of basic and diluted earnings per share under the two-class method.

     Comprehensive Income
     --------------------

     Comprehensive income encompasses net income and other components of comprehensive income that are excluded from net income under U.S. generally accepted accounting principles, comprising items previously reported directly in shareholders' equity.

     The financial statements of the Company's foreign subsidiaries are measured using the current rate method. Under the current rate method, assets and liabilities of these subsidiaries are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. The resulting cumulative foreign currency translation adjustments have been recorded in Accumulated Other Comprehensive Income (Loss), a component of shareholders' equity. Foreign currency translation adjustments amounted to $1,239 and $1,375, respectively, for 2004 and 2003. Losses from foreign currency translation adjustments amounted to $431 in 2002 and is recorded in Accumulated Other Comprehensive Income (Loss).

     Stock-Based Compensation
     ------------------------

     The Company accounts for employee stock options and share awards under the intrinsic-value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", "APB 25", as interpreted, with pro-forma disclosures of net earnings and earnings per share, as if the fair value method of accounting defined in Statement of Financial Accounting Standards No. 123, "SFAS 123". SFAS 123 establishes a fair value based method of accounting for stock-based employee compensation plans. Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

     Had the Company determined the stock-based compensation expense for the Company's stock options based upon the fair value at the grant date for stock option awards, consistent with the provisions of SFAS 123, the Company's net income (loss) and net income (loss) per share in 2004, 2003 and 2002 would have been reduced to the pro forma amounts indicated below. Pro forma net income available to the Company's common shareholders is allocated among our two classes of common stock, Class A common stock and Class B common stock. The allocation among each class was based upon the two-class method. Under the two-class method, pro forma earnings per share for each class of common stock is determined according to dividends declared.

     Pro forma net income allocated to Class A common stockholders and Class B common shareholders and the calculation of pro forma basic and diluted earnings per share are as follows:

                                  2004              2003              2002
                              --------------   ----------------   -------------
                               Basic  Diluted    Basic  Diluted    Basic  Diluted
     Net income:
     As reported..............$10,418 $10,418   $8,488  $8,488    $5,243  $5,243
     Add:  Stock-based
      compensation expense
      included in reported net
      income (loss), net of
      related tax benefit.....     --      --       23      23        26     26
     Less: Total stock-based
      compensation expense
      determined under the
      fair value based method
      for all awards,
      net of related
      tax benefit............. (1,400) (1,400)  (1,161) (1,161)     (710)  (710)
                              -------- -------  ------- -------    ------ ------
     Pro forma net income .... $9,018  $9,018   $7,350  $7,350    $4,559  $4,559
                               ======  ======   ======  ======    ======  ======

     Pro forma net income allocated:
      Class A common stock.... $3,301  $3,021   $2,868  $2,743    $1,808  $1,784
      Class B common stock....  5,717   5,997    4,482   4,607     2,751   2,775
                                -----   -----    -----   -----     -----   -----
                               $9,018  $9,018   $7,350  $7,350    $4,559  $4,559
                               ======  ======   ======  ======    ======  ======-

     Pro forma earnings per share:
     Class A common stock
     As reported.............. $ 1.51  $ 1.38   $ 1.31  $ 1.26    $ 0.81  $ 0.80
     Add:Stock-based
      compensation expense
      included in reported net
      income (loss), net of
      related tax.............   0.00    0.00     0.00    0.00      0.00    0.00
     Less: Total stock-based
      compensation expense
      determined under the fair
      value based method for
      all awards, net of
      related tax benefit       (0.20)  (0.19)   (0.17)  (0.17)    (0.10) (0.10)
                               -------  ------   ------  ------    ------ ------
     Pro forma net income
      per share............... $ 1.31  $ 1.19   $ 1.14  $ 1.09    $ 0.71  $ 0.70
                               ======  ======   ======  ======    ======  ======

     Class B common stock
     As reported..............$ 1.66  $ 1.52    $ 1.44  $  1.38   $ 0.89  $ 0.88
     Add: Stock-based
      compensation expense
      included in reported
      net income (loss), net
      of related tax..........  0.00    0.00      0.00     0.00     0.00    0.00
     Less: Total stock-based
      compensation expense
      determined under the
      fair value based method
      for all awards, net of
      related tax benefit      (0.22)  (0.20)    (0.19)   (0.18)   (0.11) (0.11)
                              -------  ------    ------   ------   ------ ------
     Pro forma net income (loss)
      per share...............$ 1.44  $ 1.32    $ 1.25  $  1.20   $ 0.78  $ 0.77
                              ======  ======    ======  =======   ======  ======

     See Note 13 for the weighted-average assumptions incorporated into the Black-Scholes option-pricing model, used to calculate the fair value stock-based employee compensation.

     Derivative Instruments and Hedging Activities
     ---------------------------------------------

     The Company accounts for its derivative instruments in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 defines the accounting for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities. SFAS 133 requires that all derivatives must be recognized on the balance sheet at fair value.

     SFAS 133 requires companies to recognize adjustments to the fair value of derivatives that are not hedges currently in earnings when they occur. For derivatives that qualify as hedges, changes in the fair value of the derivatives can be recognized currently in earnings, along with an offsetting adjustment against the basis of the underlying hedged item, or can be deferred in other comprehensive income, depending on the exposure of the underlying transaction.

     From time to time, the Company enters into forward foreign currency exchange contracts to hedge certain foreign currency denominated payables. Gains or losses on forward contracts which do not qualify for special hedge accounting are recorded in current earnings in other non-operating income or expense. Gains and losses that qualify for special hedge accounting are recorded in "Accumulated Other Comprehensive Income (Loss)" in the statement of shareholders' equity.

     Advertising and Promotion
     -------------------------

     Advertising and promotion costs, including print media production costs, are expensed as incurred. Advertising and promotion expense amounted to $8,741, $7,308 and $7,313 for 2004, 2003 and 2002, respectively.

     Impairment Accounting
     ---------------------

     The Company reviews the recoverability of its long-lived assets (property, plant and equipment and deferred charges) when events or changes in circumstances occur that indicate that the carrying value of the assets may not be recoverable. This review is based on the Company's ability to recover the carrying value of the assets from expected undiscounted future cash flows. If an impairment is indicated, the Company measures the loss based on the fair value of the asset using various valuation techniques. If an impairment exists, the amount of the loss will be recorded in the consolidated statements of operations. It is possible that future events or circumstances could cause these estimates to change. During fiscal 2004 and 2003 we determined that certain of our factory outlet division assets were impaired and resulted in a charge of $15, each fiscal year, to reduce the assets to their estimated realizable value.

     Research and Development Expenses
     ---------------------------------

     Expenditures for research and development of products are expensed as incurred. Research and development expenses amounted to approximately $1,956, $1,673 and $1,611 for 2004, 2003 and 2002, respectively.

     Environmental Accrual
     ---------------------

     The Company accrues for costs associated with environmental obligations when such costs are probable and reasonably estimable in accordance with SoP 96-1, "Environmental Remediation Liabilities (Including Auditing Guidance)". Accruals to address estimated costs for environmental obligations generally are recognized no later than the date when the Company learns what cleanup measures, if any, are likely to occur to address the environmental conditions at issue. In accordance with SoP 96-1, included in such obligations are the estimated direct costs to investigate and address the conditions on Company property and the associated engineering, legal and consulting costs. Such accruals are adjusted as further information develops or circumstances change. Cost of future expenditures for environmental remediation obligations are not discounted to their present value.

     Related Party Transactions
     --------------------------

     On July 24, 2003, the Company entered into a Share Purchase Agreement with the minority shareholder of Saucony Canada, Inc. whereby the Company increased its ownership percentage of Saucony Canada, Inc. to 95% from 85% effective as of July 4, 2003. The purchase price of $547 equaled the net book value of Saucony Canada, Inc., as of July 4, 2003. The net book value approximated the fair value of the assets acquired.

     Reclassifications
     -----------------

     Certain amounts in prior years' consolidated financial statements have been reclassified to conform with current year presentation.

     Recent Accounting Pronouncements
     --------------------------------

     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4 "SFAS 151". SFAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 151 will have a material effect on its financial position, results of operations or cash flows.

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" "SFAS 123R". This statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The provisions of this statement are effective for interim or annual periods beginning after June 15, 2005. The Company is currently evaluating the provisions of this revision to determine the impact on its consolidated financial statements. The adoption of this statement is expected to have a negative effect on consolidated net income.

     In December 2004, the FASB decided to defer the issuance of their final standard on earnings per share (EPS) entitled "Earnings per Share - an Amendment to FAS 128." The final standard will be effective in 2005 and will require retrospective application for all prior periods presented. The significant proposed changes to the EPS computation are changes to the treasury stock method and contingent share guidance for computing year-to-date diluted EPS, removal of the ability to overcome the presumption of share settlement when computing diluted EPS when there is a choice of share or cash settlement and inclusion of mandatory convertible securities in basic EPS. The Company is currently evaluating the proposed provisions of this amendment to determine the impact on its consolidated financial statements.

     In December 2004, the FASB issued FASB Staff Position No. 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004. FSP 109-1 clarifies that the manufacturer's deduction provided for under the American Jobs Creation Act of 2004 should be accounted for as a special deduction in accordance with SFAS 109 and not as a tax rate reduction. The adoption of FSP 109-1 will have no impact on the Company's results of operations or financial position for fiscal 2005 because the manufacturer's deduction is not available to the Company until fiscal year 2006. The Company is evaluating the effect that the manufacturer's deduction will have in subsequent years.

     The FASB also issued FASB Staff Position No. 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. The AJCA introduces a special one-time dividends received deduction on the repatriation of foreign earnings to a U.S. taxpayer, provided specific criteria are met. FSP 109-2 provides accounting and disclosure guidance with respect to this deduction. Until the Treasury Department or Congress provides additional clarifying guidance on key elements with respect to this deduction, the amount of foreign earnings to be repatriated by the Company, if any, cannot be determined; however, the presumption that such unremitted earnings will be repatriated cannot be overcome. FSP 109-2 grants an enterprise additional time beyond the year ended December 31, 2004, in which the AJCA was enacted, to evaluate the effects of the AJCA on its plan for reinvestment or repatriation of unremitted earnings.

2.   Short-Term Investments
     ----------------------

     As of December 31, 2004, the Company's holdings in short-term investments consisted primarily of obligations of United States governmental agencies, state and municipal bonds, and commercial paper with original maturities of 91 days to one year, which are classified as available for sale securities.

     The following table summarizes the fair market value and cost of short-term investments as of December 31, 2004 and January 2, 2004:

                                     2004                        2003
                        ----------------------------   -------------------------
                          Fair                          Fair
                         Market               Gain     Market             Gain
                          Value      Cost    (Loss)     Value    Cost    (Loss)

     U.S. government and
      agencies..........$11,829    $11,805    $  24    $4,988   $4,969    $ 19
     State and municipal
      governments.......  8,638      8,682      (44)      --       --       --
     U.S. corporate.....    227        231       (4)     800      800       --
                        -------    -------    ------   -----    -----     ----
     Total..............$20,694    $20,718    $ (24)   $5,788   $5,769    $ 19
                        =======    =======    ======   ======   ======    ====


     Included in the determination of net income for the year ended December 31, 2004 were net realized losses of $48 and for the year ended January 2, 2004, realized gains of $74.


3.   Inventories
     -----------

     Inventories at December 31, 2004 and January 2, 2004 consisted of the following:

                                                 2004           2003
                                                 ----           ----

            Finished goods.....................$25,503        $22,322
            Raw materials and supplies.........    142             34
            Work-in-process....................     --             65
                                               -------        -------
            Total..............................$25,645        $22,421
                                               =======        =======

4.   Property, Plant and Equipment
     -----------------------------

     Major classes of property, plant and equipment at December 31, 2004 and January 2, 2004 were as follows:

                                                 2004           2003
                                                 ----           ----

            Land and improvements..............$   695        $   494
            Buildings and improvements.........  8,798          6,068
            Machinery and equipment............ 13,441         11,796
            Leasehold improvements.............    845            719
                                               -------        -------
                                                23,779         19,077
            Less accumulated depreciation
            and amortization...................(14,546)       (13,352)
                                               --------       --------
                                                 9,233          5,725
            Construction in progress...........    337            476
                                               -------        -------
            Total..............................$ 9,570        $ 6,201
                                               =======        =======

5.   Accrued Expenses
     ----------------

     Accrued expenses at December 31, 2004 and January 2, 2004 consisted of the following:

                                                 2004         2003

            Payroll and incentive compensation.$ 2,620      $3,244
            Income taxes.......................  1,228         856
            Inventory freight and duty.........  2,191         891
            Professional fees..................    857         316
            Sales commissions..................    333         370
            Selling and advertising............    105         356
            Dividends..........................    351         260
            Forward contracts - fair value
              adjustment.......................    420         420
            Other..............................  3,144       3,020
                                               -------      ------
            Total..............................$11,249      $9,733
                                               =======      ======

6.   Capital Lease Obligations
     -------------------------

     The following is a schedule of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2004:

         2005...................................  $ 69
         2006...................................    69
         2007...................................    69
         2008...................................     6
         2009 and thereafter....................    --
                                                  ----
         Total minimum lease payments...........   213
         Less amounts representing interest.....   (12)
                                                  -----
         Present value of minimum lease payments   201
         Less current portion...................   (63)
                                                  -----
         Long-term portion......................  $138
                                                  ====

7.   Employee Retirement Plans
     -------------------------

     The Company has maintained a qualified retirement savings plan "401(k) Plan" since 1991. All United States employees of the Company who meet the minimum age and service requirements are eligible to participate in the 401(k) Plan. The Company may make discretionary contributions to the 401(k) Plan equal to a certain percentage of the participating employees' contributions, subject to the limitations imposed by the 401(k) Plan and the Internal Revenue Code. The Company's contributions amounted to $232, $197 and $155 for 2004, 2003 and 2002, respectively.

     The Company has a deferred compensation plan "DCP" to provide key executives and highly compensated employees with supplemental retirement benefits. This plan allowed these employees to defer a portion of their salary and bonus until retirement or termination of their employment. Eligibility is determined by the Company's Board of Directors. The DCP is not qualified under Section 401 of the Internal Revenue Code. The Company may make discretionary contributions to the DCP representing a certain percentage of the participant's contributions. Participants may elect to have their deferred compensation invested in selected money market and mutual funds. The Company's contributions made to the plan were $12, $16 and $17 for 2004, 2003 and 2002, respectively. As of December 31, 2004, the deferred compensation liability was $934, which has been included in long-term liabilities and as of January 2, 2004, the deferred compensation liability was $709, of which $189 has been included in other current liabilities and $520 has been included in long-term liabilities. The assets under the plan are invested in money market and mutual funds. As of December 31, 2004, $934 is included in other assets and as of January 2, 2004, $189 is included in other current assets and $520 is included in other assets.

     The Company has a 2001 Employee Stock Purchase Plan "Employee Stock Purchase Plan", under which an aggregate of 250,000 shares of Class B Common Stock, $0.33-1/3 par value per share, of Saucony, Inc. have been reserved by the Company and may be issued, of which a total of 198,752 shares remained available for issuance as of December 31, 2004. The plan provides employees of the Company and its designated subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions, at a price per share equal to 85% of the fair market value of a share of common stock on the enrollment date or on the purchase date, whichever is lower. The plan qualifies as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code and its provisions are construed so as to extend and limit participation in a manner consistent with the requirements of that section of the code.

     All employees who meet minimum age and service requirements are eligible to participate in the Employee Stock Purchase Plan. Employee payroll deductions associated with the Employee Stock Purchase Plan began in September 2001. There were 15,005, 24,949 and 11,294 shares of common stock purchased under the plan, respectively, in 2004, 2003, and 2002. There were no purchases of common stock made under the plan in 2001.

8.   Commitments and Contingencies
     -----------------------------

     Operating Lease Commitments
     ---------------------------

     The Company is obligated under various operating leases for equipment and rental space through 2010. Total equipment and rental expenses for 2004, 2003 and 2002 were $1,881, $1,715 and $1,602, respectively.

     Future minimum equipment and rental payments:

            2005 ...................$1,275
            2006 ...................$1,052
            2007....................$  854
            2008....................$  523
            2009 and thereafter.....$  367

     For lease contracts that contain step-rent provisions, the aggregate rent obligation is expensed on the straight-line basis over the base lease term.

     Capital improvement funding provided by lessors is accounted for as a reduction of the rental expense over the base lease term.

     Lease payments that depend on existing index or rate, such as the consumer price index or prime interest rate, are included in minimum lease payments based on the index or rate existing at the inception of the lease and recognized on a straight-line basis over the minimum lease term.

     Short-Term Borrowing Arrangements
     ---------------------------------

     The Company has a revolving credit agreement, as amended, under the terms of which a bank committed up to a maximum of $15,000 to the Company for cash borrowings and letters of credit. In August 2004, the Company amended the existing credit agreement, extending the term, to expire on August 31, 2005. Maximum borrowings under the credit facility are limited to the lesser of $15,000 or the sum of 65% of eligible receivables plus 20% of eligible finished goods inventory. Borrowings under the credit facility are made at our election at the bank's prime rate of interest less 1.0% or at the LIBOR rate plus 1.5%. In addition, the Company pays a quarterly commitment fee of 0.25% on the average daily unused credit line. The credit facility contains restrictions and financial covenants including: restrictions on additional indebtedness and restrictions on the annual amount of equipment financing and capital lease indebtedness. As amended in January 2004, the credit facility permits the Company to pay cash dividends, and make repurchases or redemptions of, or other specified distributions with respect to, its capital stock, in a total amount of up to $5,000 in any fiscal year. The Company was in compliance with all covenants of the credit facility at December 31, 2004. At December 31, 2004, there were no borrowings outstanding under the facility. We had open commitments under letters of credit in the amount of $2,022 at December 31, 2004.

     Saucony Canada, Inc. maintains a credit facility with a Canadian lender. The agreement provides Saucony Canada with a credit line of 1,500 Canadian Dollars for cash borrowings and letters of credit. At December 31, 2004, there were no borrowings or letters of credit outstanding under this credit facility.

     Employment Agreements
     ---------------------

     The Company has entered into employment agreements with two key executives. The employment agreements provide for minimum aggregate annual base salaries of $1,004, annual consumer price index adjustments, life insurance coverage, cash bonuses calculated as a percentage of the Company's consolidated pre-tax income. The employment agreements were originally scheduled to expire in August 2003, but were extended automatically for additional one-year terms beginning upon such scheduled expiration unless prior notice is given by the Company or the employee. The Company has included an aggregate bonus expense to these executives of $1,005, $681 and $511 in general and administrative expenses for 2004, 2003 and 2002, respectively. The Compensation Committee of the Company's Board of Directors excluded the effects of the environmental charge recorded by the Company in the fourth quarter of 2004 in the determination of cash bonuses for 2004. Included in accrued expenses at December 31, 2004 and January 2, 2004, are accrued bonus expense of $349 and $681, respectively.

     Retention Agreements
     --------------------

     In September 2004 in conjunction with the Company's analysis and consideration of various strategic alternatives, the Company entered into retention agreements with thirteen officers. The agreements generally provide that: (1) if the officer remains continuously employed full-time by the Company and the Company completes a change in control on or prior to June 30, 2005 (or December 31, 2005 for certain officers), the Company will pay the officer an initial retention bonus (amounts range from $31 to $150) and (2) if the officer remains continuously employed full-time by the Company during the period ending six months after the change in control, or if the officer's employment at Saucony is terminated during that period by the Company without cause or by the officer for good reason, the Company will pay the officer an additional retention bonus (amounts range from $31 to $150). Agreements for four of the officers provide that if a change in control occurs on or after December 31, 2005, fifty percent of the respective officer's unvested stock options will become fully vested. Further, the Company entered into a severance agreement with an officer that provides a $300 severance payment if the officer's employment is terminated by the Company without cause or after a change in control by the officer for good reason.

     Litigation
     ----------

     The Company is involved in routine litigation incident to its business. In management's opinion, none of these proceedings is expected to have a material adverse effect on the Company's financial position, operations or cash flows. See Note 15 for discussion of the Company's favorable litigation settlement in fiscal 2003.

     Environmental Charge
     --------------------

     In the year ended December 31, 2004, the Company recorded a charge of $2,275 to address environmental conditions at a Company owned distribution facility. The assessment of the liability and the associated costs is an estimate based upon currently available information after consultation with environmental engineers, consultants and attorneys assisting the Company in addressing these environmental issues. The following table summarizes the estimated expenses associated with our environmental charge:

            Environmental response costs..   $1,538
            Engineering and risk assessment     375
            Legal.........................      352
            Post-remedy monitoring........       10
                                             ------
            Total.........................   $2,275
                                             ======

     Actual costs to address the environmental conditions may change based on further investigations, based on the conclusions of regulatory authorities about information gathered in those investigations and due to the inherent uncertainties involved in estimating conditions in the environment and the costs of addressing such conditions. Estimated costs to address the environmental conditions range from $1,242 to $4,621. Costs of expenditures for environmental obligation are not discounted to their present value due to uncertainty of when the recorded amounts will be paid. At December 31, 2004, $2,275 was included as a short term liability in the accompanying consolidated balance sheet.

9.   Common Stock
     ------------

     The Company has two classes of Common Stock. The Class A Common Stock has voting rights. The Class B Common Stock is non-voting, except with respect to amendments to the Company's Articles of Organization that alter or change the powers, preferences or special rights of the Class B Common Stock so as to affect them adversely and as otherwise required by law. The Class B Common Stock has certain features, including a "Class B Protection" feature and a feature pursuant to which the Class B Common Stock is entitled to receive regular cash dividends equal to 110% of the regular cash dividends payable on Class A Common Stock, if any, which are intended to minimize the economic reasons for the Class A Common Stock to trade at a premium compared to the Class B Common Stock. The other terms of the Class A Common Stock and Class B Common Stock, including rights with respect to special cash dividends, stock dividends, stock splits, consideration payable in a merger or consolidation and distributions upon liquidation, generally are the same.

     The following table summarizes the activity for the Class A Common Stock and Class B Common Stock, for the periods ended January 3, 2003, January 2, 2004 and December 31, 2004:

                                                Class A           Class B
                                             Common Stock      Common Stock

        Shares outstanding at January 4, 2002..  2,566,747         3,515,803
        Shares issued..........................         --            68,944
        Shares repurchased.....................    (41,700)          (53,130)
                                                  ---------         ---------
        Shares outstanding at January 3, 2003..  2,525,047         3,531,617
        Shares issued..........................         --           104,217
        Shares repurchased.....................     (4,400)           (7,600)
                                                  ---------         ---------
        Shares outstanding at January 2, 2004..  2,520,647         3,628,234
        Shares issued..........................         --           473,429
        Shares repurchased.....................         --            (7,218)
                                                  --------          ---------
        Shares outstanding at December 31, 2004  2,520,647         4,094,445
                                                 =========         ==========

     Effective July 1, 2004, companies incorporated in Massachusetts became subject to the Massachusetts Business Corporation Act, Chapter 156D. Chapter 156D provides that shares that are reacquired by a company become authorized but unissued shares. As a result, Chapter 156D eliminates the concept of "treasury shares" and provides that shares reacquired by a company become "authorized but unissued" shares. Accordingly, at October 1, 2004, the Company retired the existing treasury shares, at an aggregate cost of $6,565, as authorized but unissued and allocated this amount to the common stock's par value and additional paid in capital.


10.  Dividends
     ---------

     Commencing with the quarterly dividend declared on February 17, 2004, the Board of Directors increased the regular quarterly dividend on our Class A Common Stock to $0.050 per share and the regular quarterly dividend on our Class B Common Stock to $0.055 per share. The Board declared regular quarterly cash dividends on February 17, 2004, May 19, 2004, August 2, 2004 and November 4, 2004, in the amount of $0.050 per share on our Class A Common Stock and $0.055 per share on our Class B Common Stock.

     On February 17, 2004, our Board of Directors declared a special cash dividend of $4.00 per share on each of our Class A Common Stock and Class B Common Stock. The special dividend was paid on March 17, 2004 to shareholders of record at the close of business on March 3, 2004.

     We paid $25,990 in a special cash dividend and $1,299 of regular quarterly cash dividends in 2004. On January 13, 2005, we paid the regular quarterly cash dividends declared by the Board on November 4, 2004. As of December 31, 2004, the Company had accrued $351 in current liabilities, under accrued expenses, representing the dividend liability for the January 13, 2005 dividend.

     The Company's corporate charter provides that regular cash dividends paid on the Company's Class B common stock are to be in an amount equal to 110% of the dividend amount paid on the Company's Class A common stock. This charter provision does not apply to special dividends.

11.  Stock Options and Stock Purchase Warrants
     -----------------------------------------

     On February 17th, the Company declared a special dividend of $4.00 per share on its outstanding shares of Class A and Class B Common Stock to its shareholders of record on March 1, 2004. The special dividend payout of $25,990 was a substantial restructuring of the Company's equity. As a result of this restructuring the Company made customary adjustments to both the exercise price and the number of shares of outstanding stock subject to the Company's outstanding stock options to give effect to the special dividend. The adjustments to the stock options awards ensured that both the aggregate intrinsic value of the award immediately after the change was not greater than the aggregate intrinsic value of the award before the change and that the ratio of the exercise price per share to the market value per share was not reduced. The option information presented reflects the adjustment to the number of shares and the exercise price as a result of the restructuring.

     1993 Equity Incentive Plan
     --------------------------

     Under the Company's 1993 Equity Incentive Plan "Equity Incentive Plan", approved by the Company's stockholders on May 25, 1993, the Company may grant stock options and restricted stock awards to officers, key employees and Directors of, and consultants and advisors to, the Company.

     The Equity Incentive Plan is administered by the Board of Directors, which, at its sole discretion, grants options to purchase shares of Common Stock and makes awards of restricted stock. The purchase price per share of Common Stock shall be determined by the Board of Directors, provided, however, that in the case of incentive stock options, the purchase price may not be less than 100% of the fair market value of such stock at the time of grant of the option (or less than 100% of the fair market value for certain significant shareholders). The terms of option agreements are established by the Board of Directors, except in the case of incentive stock options, the term of which may not exceed ten years (or five years for certain significant shareholders. The vesting schedule is subject to the discretion of the Board of Directors.

     Restricted stock awards granted under the Equity Incentive Plan entitle recipients to purchase shares of the Company's Common Stock subject to the Company's right to repurchase such shares and restrictions concerning the sale, transfer and other disposition of the shares issued, until such shares are vested. The Board of Directors determines the purchase price, which may be less than the fair market value of the Common Stock, and the vesting schedule for such awards.

     The Board of Directors has delegated its powers under the Equity Incentive Plan to the Compensation Committee of the Board of Directors. At December 31, 2004, a total of 1,900,000 shares, in the aggregate, of Class A Common Stock and Class B Common Stock have been reserved by the Company and may be issued under the Plan.

     The following table summarizes the awards available for grant under the Company's 1993 Equity Incentive Plan for the three-year reporting period ended December 31, 2004:

                                                            Shares

            Shares available at January 4, 2002............658,577
            Awards granted.................................(160,000)
            Options expired or cancelled...................128,621
                                                           -------
            Shares available at January 3, 2003............627,198
            Awards granted.................................(157,750)
            Options expired or cancelled................... 39,112
                                                           -------
            Shares available at January 2, 2004............508,560
            Conversion adjustment..........................(140,968)
                                                           ---------
            Shares available at December 31, 2004..........367,592
                                                           =======

     The Equity Incentive Plan expired on April 7, 2003 and no further new awards may be made under the plan. However, awards outstanding under the plan remain outstanding in accordance with their terms.

     2003 Equity Plan

     On May 21, 2003 the Company's stockholders approved the 2003 Stock Incentive Plan "Stock Incentive Plan", which had been adopted by the Board of Directors on February 20, 2003. Under the Stock Incentive Plan, the Company may grant stock options and restricted stock awards to officers, key employees and Directors of, and advisors to, the Company.

     The Stock Incentive Plan is administered by the Board of Directors, which, at its sole discretion, grants options to purchase shares of Common Stock and makes awards of restricted stock. The purchase price per share of Common Stock shall be determined by the Board of Directors, provided, however, that in the case of incentive stock options, the purchase price may not be less than 100% of the fair market value of such stock (or less than 110% of the fair market value for certain significant shareholders) at the time of grant of the option. The terms of option agreements are established by the Board of Directors, except in the case of incentive stock options, the term of which may not exceed ten years (or five years for certain significant shareholders). The vesting schedule is subject to the discretion of the Board of Directors.

     Restricted stock awards granted under the Stock Incentive Plan entitle recipients to purchase shares of the Company's Common Stock subject to the Company's right to repurchase such shares and restrictions concerning the sale, transfer and other disposition of the shares issued, until such shares are vested. The Board of Directors determines the purchase price, which may be less than the fair market value of the Common Stock, and the vesting schedule for such awards.

    The Board of Directors has delegated its powers under the Stock Incentive Plan to the Compensation Committee of the Board of Directors. At January 2, 2004, a total of 1,750,000 shares, in the aggregate, of Class A Common Stock and Class B Common Stock have been reserved by the Company and may be issued under the Stock Incentive Plan. No award may be made under the Stock Incentive Plan after February 19, 2013.

    The following table summarizes the awards available for grant under the Stock Incentive Plan for the period ended December 31, 2004:
                                                            Shares

            Shares reserved................................1,750,000
            Awards granted................................. (602,785)
            Options expired or cancelled...................       --
                                                           ---------
            Shares available at January 2, 2004............1,147,215
            Conversion adjustment, prior awards granted.... (147,276)
            Awards granted.................................  (55,250)
            Options expired or cancelled...................    3,574
                                                             -------
            Shares available at December 31, 2004..........  948,263
                                                             =======

     The following table summarizes the Company's stock option activity for the periods ended January 3, 2003, January 2, 2004 and December 31, 2004:

                                                   Weighted
                                                   Average
                                                   Exercise        Option
                                      Shares        Price       Price Range
                                      ------       --------     -----------

   Outstanding at January 4, 2002....  833,083      $ 8.89    $ 4.00 -  $ 19.88
      Granted........................  160,000      $ 6.67    $ 5.90 -  $  9.30
      Exercised......................  (57,650)     $ 4.78    $ 4.00 -  $  7.06
      Forfeited......................  (96,771)     $ 9.45    $ 4.00 -  $ 14.69
      Expired........................  (35,850)     $ 4.84    $ 4.44 -  $  5.36
                                       --------
   Outstanding at January 3, 2003....  802,812      $ 8.85    $ 4.00 -  $ 19.88
      Granted........................  760,535      $14.67    $ 5.50 -  $ 17.88
      Exercised......................  (79,268)     $ 6.52    $ 4.13 -  $ 12.50
      Forfeited......................  (37,212)     $11.39    $ 4.13 -  $ 19.88
      Expired........................   (1,900)     $ 4.71    $ 4.44 -  $  6.50
                                      -------
   Outstanding at January 2, 2004... 1,444,967      $11.98    $ 4.00 -  $ 17.88
      Granted........................   55,250      $20.08    $17.39 -  $ 24.26
      Conversion adjustment..........  288,244      $10.58    $ 4.38 -  $ 15.88
      Exercised...................... (408,174)     $ 8.85    $ 4.00 -  $ 14.69
      Forfeited......................   (5,300)     $10.88    $ 5.54 -  $ 18.45
      Expired........................  (27,978)     $ 5.50    $ 4.78 -  $ 11.69
                                     --------
   Outstanding at December 31, 2004..1,347,009      $10.86    $ 4.38 -  $ 24.26
                                     =========

     The conversion adjustment in the table above represents the impact of the special dividend declared on February 17, 2004.

     Options exercisable for shares of the Company's Class A and Class B Common Stock as of January 2, 2004 and December 31, 2004 are as follows:

                                          Options Exercisable
                                          -------------------
                                                           Weighted Average
                                                           Exercise Price
                                                           ----------------
                           Class A    Class B              Class A   Class B
                           Common     Common               Common    Common
                            Stock      Stock     Total      Stock     Stock
                           -------    -------    -----     -------   -------
       January 2, 2004...... --      513,123   513,123       --      $ 9.60
       December 31, 2004.... --      473,305   473,305       --      $10.76

     The following table summarizes information about stock options outstanding at December 31, 2004:

                           Options Outstanding           Options     Exercisable
                           -------------------           -------     -----------
                       Shares     Weighted               Shares
                     Outstanding   Average    Weighted   Exercisable   Weighted
                         at       Remaining    Average       at         Average
        Range of    December 31,  Contractual  Exercise  December 31,   Exercise
     Exercise Prices    2004     Life (Years)    Price       2004         Price
     ---------------    ----   ------------      -----       ----         -----

    $ 4.38 - $ 4.93    88,892       6.93        $ 4.74      18,408      $4.66
    $ 5.25 - $ 7.97   113,972       5.49        $ 5.85      50,177     $ 5.72
    $ 8.08   $ 8.96   320,543       6.18        $ 8.54     159,058     $ 8.80
    $ 9.36 - $11.54   101,632       4.10        $10.33      61,955     $10.06
    $12.94 - $12.94   650,278       8.80        $12.94     137,659     $12.94
    $13.02 - $24.26    71,692       8.15        $18.56      46,048     $19.92
                    ---------                              -------
                    1,347,009                              473,305
                    =========                              =======


     Stock Purchase Warrants

     On March 12, 2001, the Company issued common stock purchase warrants to purchase, in the aggregate, 50,250 shares of the Company's Class B Common Stock at a per share price of $7.00 to five footwear suppliers. The stock purchase warrants vest in five equal annual installments, commencing on March 12, 2002. The stock purchase warrant grant was approved by the Company's Board of Directors on February 27, 2001. The warrants were issued for no cash consideration; but rather as an incentive to the recipients of the warrants to satisfy specific performance criteria which support the Company's financial and operating goals. On December 31, 2003, the Board of Directors amended the terms of the stock purchase warrants to provide that the warrants vested in full as of December 31, 2003. See Note 13 for further discussion of the stock warrant fair value and annual stock-based compensation expense. On March 2, 2004, all of the common stock purchase warrants were exercised for proceeds of $352.

12.  Earnings Per Share
     ------------------

     The following table sets forth the computation of basic earnings per common share and diluted earnings per common share for the years ended December 31, 2004, January 2, 2004 and January 3, 2003:

                                 2004              2003              2002
                            ---------------   ---------------   -------------
                            Basic   Diluted   Basic   Diluted   Basic  Diluted
                            -----   -------   -----   -------   -----  -------

  Net income available for
   common shares and
   assumed conversions.....$10,418  $10,418  $8,488   $8,488   $5,243   $5,243
                           =======  =======  ======   ======   ======   ======

  Weighted-average common
    shares and equivalents outstanding:

  Weighted-average shares
    outstanding............6,493    6,493    6,104    6,104    6,107    6,107

   Effect of dilutive securities:
   Stock options...........   --      587       --      245       --       76
   Stock purchase warrants.   --       --       --       22       --        3
                           -----    -----    -----    -----    -----    -----
                           6,493    7,080    6,104    6,371    6,107    6,186
                           =====    =====    =====    =====    =====    =====

  Net income allocated:
   Class A common stock....$3,812   $3,485   $3,312   $3,168   $2,080   $2,052
   Class B common stock....6,606    6,933    5,176    5,320    3,163    3,191
                           -----    -----    -----    -----    -----    -----
                           $10,418  $10,418  $8,488   $8,488   $5,243   $5,243
                           =======  =======  ======   ======   ======   ======

  Weighted-average common
    shares and equivalents outstanding:
    Class A common stock...2,521    2,521    2,521    2,521    2,563    2,563
    Class B common stock ..3,972    4,559    3,583    3,850    3,544    3,623
                           -----    -----    -----    -----    -----    -----
                           6,493    7,080    6,104    6,371    6,107    6,186
                           =====    =====    =====    =====    =====    =====

  Earnings per share:
   Class A common stock....$ 1.51   $ 1.38   $ 1.31   $ 1.26   $ 0.81   $ 0.80
                           ======   ======   ======   ======   ======   ======
   Class B common stock....$ 1.66   $ 1.52   $ 1.44   $ 1.38   $ 0.89   $ 0.88
                           ======   ======   ======   ======   ======   ======

     Options to purchase 336,000 shares of common stock were outstanding at January 2, 2004 were not included in the computations of earnings per share since the options were anti-dilutive. All of the options to purchase shares of common stock outstanding at December 31, 2004 were included in the computation of diluted earnings per share. Stock warrants to purchase 47,000 shares of common stock outstanding at January 2, 2004, were not included in the computation of earnings per share since the warrants were anti-dilutive.

13.  Accounting for Stock-Based Compensation
     ---------------------------------------

     The Company has elected to continue to measure stock-based compensation expense using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", "APB 25". Accordingly, compensation cost for stock options and restricted stock awards is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the exercise price an employee must pay to acquire the stock.

     The Company recognizes stock-based compensation arising from the issuance of below market options over the vesting period of the stock grant or option term. Stock-based compensation related to below market options granted amounted to $0, $0 and $1 for 2004, 2003 and 2002, respectively.

     The Company issued common stock purchase warrants to purchase, in the aggregate, 50,250 shares of the Company's Class B Common Stock at a per share price of $7.00 to five footwear suppliers. Fair value at date of grant for the warrants was $3.93 per share issuable upon exercise of each warrant. Stock-based compensation resulting from the stock purchase warrants amounted to $0, $603 and $86 for 2004, 2003 and 2002, respectively, and is recorded as a component of cost of goods sold. The 2003 stock-based compensation expense includes $416 of stock-based compensation expense recorded as a result of accelerating the vesting on the common stock purchase warrants. On March 2, 2004, all of the common stock purchase warrants were exercised for $352 of proceeds.

     The weighted average fair value at date of grant for options granted in 2004, 2003 and 2002 was $8.00, $7.53 and $3.18 per share issuable upon exercise of each option, respectively. The weighted-average fair value of these options at the date of grant was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for 2004, 2003 and 2002, respectively:

                                             2004       2003         2002
                                             ----       ----         ----

      Weighted-average expected life (years)  5.0         5.0         3.3
      Risk free interest rate............     3.0%        3.0%        3.7%
      Expected volatility................    45.8%       62.8%       67.3%
      Expected dividend yield............     0.8%        1.0%        0.0%


14.  Income Taxes
     ------------

     The provision for income taxes was based on pre-tax income from operations before minority interest which was subject to taxation by the following jurisdictions:

                                              2004        2003        2002
                                              ----        ----        ----
        Pre-tax income:
          United States......................$13,143     $10,316     $7,502
          Foreign............................  4,616       3,258      1,779
                                              ------      ------     ------
          Total..............................$17,759     $13,574     $9,281
                                              ======     =======     ======

     The provision (benefit) for income taxes consists of the following:

                                               2004       2003        2002
                                               ----       ----        ----
        Current:
          Federal............................$4,508      $3,442      $2,293
          State.............................. 1,122         770         686
          Foreign............................ 1,819         999         795
                                             ------      ------      ------
                                              7,449       5,211       3,774
                                             ------      ------      ------
        Deferred:
          Federal............................  (261)        101         144
          State..............................  (133)         36         (81)
          Foreign............................   206         205         (66)
                                             ------      ------      -------
                                               (188)        342          (3)
                                             -------     ------      -------

        Change in valuation allowance........   (24)       (613)         94
                                             -------     -------     ------
     Total...................................$7,237      $4,940      $3,865
                                             ======      ======      ======

     The net deferred tax asset or liability reported on the consolidated balance sheet consists of the following items as of December 31, 2004 and January 2, 2004:

                                                            2004       2003
      Net current deferred tax assets:
        Allowance for doubtful accounts and discounts......$  523    $  373
        Inventory allowances and tax costing adjustments...   365       516
        Other accrued expenses............................. 1,361       242
        Deferred compensation..............................   206       671
        Foreign loss carryforwards.........................    --       324
                                                           ------    ------
         Total.............................................$2,455    $2,126
                                                           ------    ------

      Net long-term deferred tax assets:
        Deferred compensation..............................$  315    $  214
        Foreign loss carryforwards.........................   157       166
        State loss carryforward............................    47        49
        Valuation allowance................................  (204)     (215)
                                                           -------   -------
         Total.............................................$  315    $  214
                                                           ------    ------

      Net long-term deferred tax liabilities:
        Investment in limited partnership..................$1,331    $1,246
        Property, plant and equipment......................   948       770
                                                           ------    ------
         Total.............................................$2,279    $2,016
                                                           ------    ------

      Net deferred tax asset ..............................$  491    $  324
                                                           ======    ======

     The foreign loss carryforwards relate to operating losses of approximately $384, which may be carried forward indefinitely. At December 31, 2004 the Company has determined that it is more likely than not that the deferred tax assets resulting from foreign and state operating losses will not be realized against future taxable income.

     The Company has not recorded deferred income taxes on the undistributed earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations. These earnings amounted to approximately $9,522 at December 31, 2004.

     A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total provision for income taxes follows:

                                                       2004     2003    2002
                                                       ----     ----    ----

      Expected tax at 35% (34% for 2003 and 2002)....$6,216   $4,615   $3,155
      Federal rate credit............................  (100)      --       --
      State income tax, net of federal benefit.......   643      532      399
      Non-deductible expenses and tax-exempt income..   171       78      121
      International tax rate differences, net........    94       81      100
      Valuation allowance relating to foreign and
        state operating losses.......................   (24)    (613)      94
      Other..........................................     2       (3)      (4)
      Adjustment of tax reserves.....................   235      250       --
                                                     ------   ------   ------
      Provision for income taxes.....................$7,237   $4,940   $3,865
                                                     ======   ======   ======

     In evaluating exposures associated with various tax filing positions, the Company has accrued $951 for probable tax contingencies as of December 31, 2004. In 2004 and 2003, the Company provided $235 and $250, respectively, related to exposures on tax filing positions. Management believes that the Company's tax contingencies have been adequately provided for in the accompanying financial statements. To the extent the Company prevails in matters for which accruals have been established or are required to pay amounts in excess of these accruals, the Company's effective tax rate in a given financial statement period could be materially affected.

15.  Litigation Settlement
     ---------------------

     On May 6, 2003, the United States Bankruptcy Court for the District of Delaware, upon consideration of the Trustee's Motion for Entry of Order Approving Settlement with Saucony, Inc., ordered that the proposed settlement entered into on March 11, 2003, between the trustee, appointed to oversee the liquidation of assets of a former customer of the Company which filed for bankruptcy protection on November 4, 1999, and the Company was approved. On May 16, 2003, the Company paid $530 to settle all preferential claims. As a consequence of the court's approval of the settlement, the Company recorded a pre-tax benefit of $566 in 2003 to reduce the amount accrued as of January 2, 2004. The benefit was recorded in general and administrative expenses under the Saucony segment.

16.  Plant Closing, Other Charges and Gain on Sale
     ---------------------------------------------

     During fiscal 2002, we recorded a pre-tax net benefit of $214 to reduce expenses accrued in the fourth quarter of fiscal 2001, associated with the closing of our Bangor, Maine manufacturing facility and the early termination and exit of a retail store lease. Partially offsetting this pre-tax benefit was a pre-tax charge of $142 to close an underperforming retail store. Expenses associated with the store closing included lease termination and other contractual costs of $51 and $91 to write-off leasehold improvements. A pre-tax benefit of $35 was recorded in fiscal 2003 to eliminate the plant-closing accrual.

     The charge recorded for the Bangor, Maine plant closing is included in income before tax for the Saucony segment, while the retail store closing is included in income before tax for the Other Products segment.

     The following table summarizes the activity in the plant closing and other charge accruals:

                            Employee   Facility   Writedown of
                            Severance  Closure    Equipment  Professional
                            and        and        and        Fees and
                            Termination Contractual Disposal Other
                            Benefits   Commitments  Costs    Costs    Total

  Balance, January 4, 2002..   $ 893    $ 428      $ 90      $ 50      $ 1,461
   Payments / utilization...    (787)    (320)      (89)      (15)      (1,211)
   Expense reversal.........     (79)     (99)       (1)      (35)        (214)
                               ------   ------     -----     -----     -------
  Balance, January 3, 2003..   $  27    $   9      $ --      $ --      $    36
   Payments / utilization...      (1)      --        --        --           (1)
   Expense reversal.........     (26)      (9)       --        --          (35)
                               ------   ------     -----     -----     --------
  Balance, January 2, 2004..   $  --    $  --      $ --      $ --      $    --
                               ======   ======     =====     =====     ========

     On November 7, 2003, the sale of the Bangor, Maine real property was completed. The following table summarizes the sale of the real property:

            Gross proceeds....................$ 763
            Transaction expenses..............   77
                                              -----
            Net proceeds......................  686
            Net book value of facility........  357
                                              -----
            Gain on sale......................$ 329
                                              =====

     The gain realized from the sale was recorded in operating income for the Saucony segment for the year ending January 3, 2003.

17.  Geographic Segment Data
     -----------------------

     The following table summarizes the Company's operations by geographic area for the years ended December 31, 2004, January 2, 2004 and January 3, 2003 and assets as of December 31, 2004, January 2, 2004 and January 3, 2003:

                                                    2004       2003      2002
                                                    ----       ----      ----
     Revenues:

      United States...............................$127,917  $103,718  $103,444
      Canada...................................... 15,340     12,745    11,700
      Other international......................... 23,419     19,982    18,355
                                                  -------   --------   -------
                                                  $166,676  $136,445  $133,499
                                                  ========  ========  ========
     International revenues:

      United States - sales to
         foreign distributors.....................$ 8,245   $  6,813   $ 7,048
      Canada...................................... 15,340     12,745    11,700
      Other international......................... 15,174     13,169    11,307
                                                  -------   --------   -------
                                                  $38,759   $ 32,727   $30,055
                                                  =======   ========   =======
     Inter-area revenues:

      United States...............................$   253   $    253   $   247
      Canada......................................  6,915      5,419     6,386
      Other international.........................  4,778      5,399     5,191
                                                  -------   --------   -------
                                                  $11,946   $ 11,071   $11,824
                                                  =======   ========   =======
     Total revenues:

      United States...............................$128,170  $103,971   $103,691
      Canada...................................... 22,255     18,164    18,086
      Other international......................... 28,197     25,381    23,546
      Less:  Inter-area eliminations..............(11,946)   (11,071)  (11,824)
                                                  --------  ---------  --------
                                                  $166,676  $136,445   $133,499
                                                  ========  ========   ========
     Operating income:

      United States...............................$ 9,846   $  8,303   $ 5,531
      Canada......................................  3,522      2,323     1,931
      Other international.........................  4,831      2,473     1,659
      Less:  Inter-area eliminations..............    (22)      (102)     (178)
                                                  --------  ---------  --------
                                                  $18,177   $ 12,997   $ 8,943
                                                  =======   ========   =======
     Assets:

      United States...............................$86,031   $ 92,643   $81,538
      Canada...................................... 12,728      9,117     6,906
      Other international......................... 11,071      9,668     9,396
      Less:  Inter-area eliminations..............(13,573)   (10,740)  (10,300)
                                                  --------  ---------  --------
                                                  $96,257   $100,688   $87,540
                                                  =======   ========   =======
     Purchases of property, plant and equipment:

      United States...............................$ 4,374   $  1,361   $   717
      Canada......................................     81         48        27
      Other International.........................     86        258        32
                                                  -------   --------   -------
                                                  $ 4,541   $  1,667   $   777
                                                  =======   ========   =======
     Long-lived assets:
      United States...............................$11,226   $  7,469   $ 6,751
      Canada......................................    146        107        27
      Other international.........................    248        311        92
                                                  -------   --------   -------
                                                  $11,620   $  7,887   $ 6,870
                                                  =======   ========   =======

     Revenues are classified based on customer location. Other revenue consists primarily of royalty income. Inter-area revenues consist primarily of inventory shipments to the Company's international subsidiaries. These inter-area sales are generally priced to recover cost plus an appropriate mark-up for profit and are eliminated in the determination of consolidated net sales and cost of sales. Operating income consists of revenue, less cost of sales, selling expenses, general and administrative expenses, plant closing and other credits, environmental charge and the gain on the sale of our former manufacturing facility.

18.  Operating Segment Data
     ----------------------

     The Company's operating segments are organized based on the nature of products. The operating segments of the Company are as follows:

     Saucony Segment
     ---------------

     Consists of Saucony technical running, walking, outdoor trail and Originals footwear and athletic apparel.

     Other Products Segment
     ----------------------

     Consists of Hind athletic apparel, Spot-bilt shoes for coaches and officials, cleated football and multi-purpose footwear and casual leather walking and workplace footwear, together with sales of the Company's and other company's products at the factory outlet stores.

     The following table summarizes the results of the Company's operating segments for the years ended December 31, 2004, January 2, 2004 and January 3, 2003 and identifiable assets as of December 31, 2004, January 2, 2004 and January 3, 2003:

                                              2004       2003      2002
                                              ----       ----      ----
        Revenues:
         Saucony............................$141,171  $112,993  $111,035
         Other Products.....................  25,505    23,452    22,464
                                             -------  --------   -------
         Total..............................$166,676  $136,445  $133,499
                                            ========  ========  ========
        Pre-tax income (loss):
         Saucony............................$ 15,373  $ 11,910   $10,288
         Other Products.....................   2,386     1,664    (1,007)
                                             -------  --------   --------
         Total segment pre-tax
            income (loss)...................  17,759    13,574     9,281
         Provision for income taxes.........   7,237     4,940     3,865
         Minority interest..................     104       146       173
                                             -------  --------   -------
        Net income..........................$ 10,418   $ 8,488   $ 5,243
                                            ========   =======   =======
        Assets:
         Saucony............................$ 86,644  $ 92,007   $75,918
         Other Products.....................   9,613     8,681    11,622
                                             -------  --------   -------
         Total..............................$ 96,257  $100,688   $87,540
                                            ========  ========   =======
        Depreciation and amortization:
         Saucony............................$  1,214  $  1,064   $ 1,332
         Other Products.....................     320       273       265
                                             -------  --------   -------
         Total..............................$  1,534  $  1,337   $ 1,597
                                            ========  ========   =======
        Goodwill, net:
         Saucony............................$     19  $     19   $    19
         Other Products.....................     893       893       893
                                            --------  --------   -------
         Total..............................$    912  $    912   $   912
                                            ========  ========   =======
        Interest, net income:
         Saucony............................$    306  $    240   $   327
         Other Products.....................     --         --        --
                                            --------  --------   -------
         Total..............................$    306  $    240   $   327
                                            ========  ========   =======
        Components of interest, net
         Interest expense...................$     (8) $     (5)  $    (5)
         Interest income....................     314       245       332
                                            --------  --------   -------
           Interest, net....................$    306  $    240   $   327
                                            ========  ========   =======

19.  Concentration of Credit Risk
     ----------------------------

     Financial instruments which potentially subject the Company to credit risk consist primarily of cash, cash equivalents, short-term investments and trade receivables.

     The Company maintains cash and cash equivalents and short-term investments with various major financial institutions. Cash equivalents and short-term investments include investments in commercial paper of companies with high credit ratings, investments in money market securities and securities backed by the U.S. Government. At times such amounts may exceed the Federal Deposit Insurance Corporation limits. The Company limits the amount of credit exposure with any one financial institution and believes that no significant concentration of credit risk exists with respect to cash investments.

     Trade receivables subject the Company to the potential for credit risk with customers in the retail and distributor sectors. To reduce credit risk, the Company performs ongoing evaluations of its customers' financial condition but does not generally require collateral. Approximately 48% and 44% of the Company's gross trade receivables balance was represented by 15 customers at December 31, 2004 and January 2, 2004, respectively, which exposes the Company to a concentration of credit risk. The Company did not derive more that 10% of its consolidated revenue from one customer in 2004, 2003 or 2002.

20.  Financial Instruments
     ---------------------

     The carrying value of cash, cash equivalents, receivables, and liabilities approximates fair value due to their short term nature. The fair value of marketable securities is estimated based upon quoted market prices for these securities.

     The Company enters into forward currency exchange contracts to hedge intercompany liabilities denominated in currencies other than the functional currency. The fair value of the Company's foreign currency exchange contracts is based on foreign exchange rates as of December 31, 2004. At December 31, 2004 and January 2, 2004, the notional value of the Company's foreign currency exchange contracts to purchase U.S. dollars was $8,570 and $7,448, respectively. Consistent with the provisions of SFAS 133, all derivatives must be recognized on the balance sheet at their then fair value and adjustments to the fair value of derivatives that are not hedges must be recognized currently in earnings when they occur.

     The Company believes that these contracts economically function as effective hedges of the underlying exposures but, the foreign currency contracts do not meet the specific criteria as defined in SFAS 133 thus requiring the Company to record all changes in the fair value in earnings in the period of the change. The Company recorded charges of $420, at December 31, 2004 and January 2, 2004, against fiscal 2004 and fiscal 2003 earnings, to record the unrealized loss on certain foreign currency contracts outstanding as of those dates. The charges are recorded in non-operating expenses. At December 31, 2004 and January 2, 2004, the unrealized loss on derivatives is recorded in accrued expenses.

21.  Quarterly Information
     ---------------------

                                                  (Unaudited)

    2004                           Quarter 1  Quarter 2  Quarter 3  Quarter 4(1)
    ----                           ---------  ---------  ---------  ---------

    Net sales..................$46,969    $43,979       $42,266    $32,938
    Gross profit............... 19,057     18,071        17,469     13,346
    Net income (loss)..........  4,231      3,045         3,458       (316)
    Earnings (loss) per share:
      Basic:
      Class A..................   0.63       0.44          0.50      (0.05)
      Class B..................   0.69       0.49          0.55      (0.05)

      Diluted:
      Class A..................   0.58       0.41          0.45      (0.05)
      Class B..................   0.64       0.45          0.49      (0.05)

    2003                     Quarter 1  Quarter 2(2)  Quarter 3  Quarter 4(3)(4)
    ----                     ---------  ---------     ---------  ---------

    Net sales..................$39,068    $34,472       $31,978    $30,548
    Gross profit............... 15,196     13,428        12,995     10,834
    Net income.................  2,603      2,232         2,179      1,474
    Earnings per share:
      Basic:
      Class A..................   0.41       0.35          0.34       0.23
      Class B..................   0.45       0.38          0.37       0.25
      Diluted:
      Class A..................   0.39       0.33          0.32       0.21
      Class B..................   0.43       0.37          0.35       0.24



     Earnings per share amounts for each quarter are required to be computed independently and, as a result, their sum may not equal the total earnings per share amounts for fiscal 2004 and 2003.

     -----------------
      (1) The Company recorded a charge of $2,275 to address environmental conditions at the Company's East Brookfield, Massachusetts distribution facility. See Note 8 for further information relating to this charge.

      (2) The Company settled litigation with the court appointed transfer of a former customer of the Company which had filed for bankruptcy protection. The Company recorded a pre-tax benefit of $566 to reduce general and administrative expenses. See Note 15 for further discussion on the litigation settlement.

      (3) The Company recorded a charge of $416 to cost of goods sold due to the acceleration of the vesting of stock warrants issued to five of the Company's footwear suppliers. See Note 13 for further discussion of the stock warrant vesting acceleration.

      (4) The Company recorded a tax benefit of $325 on the reversal of valuation reserves in certain foreign deferred tax assets.

22.  Supplemental Cash Flow Disclosure

     The following table summarizes additional disclosure of cash flow information for the years ended December 31, 2004, January 2, 2004 and January 3, 2003:


                                                    2004       2003      2002
                                                    ----       ----      ----

       Supplemental disclosure of cash flow information:
         Cash paid during the period for:
         Income taxes, net of refunds..............$5,798     $5,243    $2,036
                                                   ======     ======    ======
         Interest..................................$    5     $    5    $    4
                                                   ======     ======    ======

       Non-cash Investing and Financing Activities:
         Property purchased under capital leases...$  260     $   --    $   --
                                                   ======     ======    ======

       Plant closing and other
           related charges (credits)               $   --     $  (35)   $  (72)
         Cash received.............................    --         --        --
         Severance and other payments..............    --         --       (51)
                                                   ------     ------    -------
                                                   $   --     $  (35)   $ (123)
                                                   ======     =======   =======
       Non-cash portion:
         Accrued expenses..........................$   --     $  (35)   $ (214)
         Property, plant and equipment.............    --         --        91
                                                   ------     ------    ------
                                                   $   --     $  (35)   $ (123)
                                                   ======     =======   =======

In February 2004, two officers who are also directors and principal holders of the Company's Class A common stock, each delivered 3,609 mature shares of Class B common stock in payment of their respective option exercises to purchase 9,999 shares each of the Company's Class B common stock.